SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
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                                   TRW INC.
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


[Tim Hannemann Letter to A&IS Employees]

                                                            [TRW Letterhead]



March 14, 2002

Dear TRW Employee:

TRW announced yesterday that after careful consideration, our Board of Directors unanimously determined that Northrop Grumman's $47 per share exchange offer is financially inadequate. Accordingly, the board recommended that shareholders reject Northrop Grumman's offer and not exchange their shares.

Like the board, I am absolutely convinced that we can deliver greater value to TRW shareholders through the continued execution of our strategic plan, which includes accelerating our deleveraging initiatives and exploring additional actions, including the spin-off of our Automotive business and the potential sale of Aeronautical Systems.

Aeronautical Systems, Space & Electronics, and Systems are all well-positioned to benefit from the positive economic trends across the aerospace and defense businesses. We are all committed to aggressive cost-cutting initiatives, productivity improvements and enhancing relationships with our customers. And, we're on track to meet or exceed our 2002 commitments.

The fundamental key to keeping our performance on track is to maintain a focus on meeting commitments, especially to our customers. Your performance in this area throughout this period of uncertainty has been impressive and remains a very important factor in our ability to capitalize on the opportunities present in our markets. We need to sustain that focus, implement our business strategy and maintain our world-class performance.

I want to again reaffirm to you that although there will be many challenging actions ahead, we continue to keep your interests as both employees and shareholders as a top priority. We will keep you informed as important developments occur. On behalf of the board and senior management, I thank you for your continued focus on the business and on serving our customers.

Tim Hannemann

The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW's special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW's definitive proxy statement relating to TRW's 2002 Annual Meeting filed with the Securities and Exchange Commission on March 4, 2002 on
Schedule 14A.

This communication relates to Northrop Grumman's exchange offer commenced March 4, 2002. Shareholders of TRW are advised to read TRW's Solicitation/Recommendation Statement on Schedule 14D-9, filed March 13, 2002, as it may be amended from time to time, and TRW's PROXY STATEMENT FOR THE SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of the Schedule 14D-9, TRW's proxy statement and other documents filed by TRW with the SEC at the SEC's Internet Web site at http://www.sec.gov. Each of these documents may also be obtained, free of charge, by calling TRW Investor Relations at 216-291-7506.

                                                            [TRW Letterhead]


Dear Aeronautical Systems Employee:

As you may have read, TRW announced today that after careful consideration, our board of directors unanimously determined that Northrop Grumman's $47 per share exchange offer is financially inadequate. Accordingly, the board has recommended that shareholders reject Northrop Grumman's offer and not exchange their shares.

TRW's senior management and board of directors believe that we can deliver greater value to TRW shareholders through the continued execution of our strategic plan, which includes accelerating TRW's deleveraging initiatives and exploring additional actions, including the spin-off of our Automotive business.

To help optimize TRW's strategic and financial flexibility, TRW's board is considering, among other alternatives, the possible sale of Aeronautical Systems. There can be no assurance that any transaction will result, but combining with a company more strategically focused on the aeronautical industry could substantially enhance the long-term growth prospects for Aeronautical Systems.

As an organization, we must maintain our focus on meeting our commitments, especially to our customers. Aeronautical Systems is in a strong position to capitalize on the positive economic trends across the aerospace business. Maintaining our focus will further strengthen our business and advance our long-term goals - helping us achieve value-creating growth, and solidifying our position in the top ranks of the aeronautical business.

I look forward to a very promising future for our organization. I am confident that, together, we can stay focused on our priorities, and successfully realize our full potential.


Wes Bush
President and CEO

The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW's special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW's definitive proxy statement relating to TRW's 2002 Annual Meeting filed with the Securities and Exchange Commission on March 4, 2002 on
Schedule 14A.

This communication relates to Northrop Grumman's exchange offer commenced March 4, 2002. Shareholders of TRW are advised to read TRW's Solicitation/Recommendation Statement on Schedule 14D-9, filed March 13, 2002, as it may be amended from time to time, and TRW's PROXY STATEMENT FOR THE SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of the Schedule 14D-9, TRW's proxy statement and other documents filed by TRW with the SEC at the SEC's internet website at www.sec.gov. Each of these documents may also be obtained, free of charge, by calling investor relations at TRW at 216-291-7506.

                                                            [TRW Letterhead]

Dear Automotive Employee:

I want to give you my perspective on two key announcements our company made this morning.

First, after careful consideration, TRW's Board of Directors unanimously determined that Northrop Grumman's $47 per share exchange offer is financially inadequate. As such, the board recommends that TRW shareholders reject Northrop Grumman's offer and not exchange their shares. TRW is confident that by executing its strategic plan, we will deliver more value to TRW shareholders than the Northrop Grumman offer.

This brings me to the second announcement made today: our plan to accelerate TRW's deleveraging initiative and explore the spin-off of Automotive. TRW has targeted completion of the spin-off of the Automotive business in approximately six to nine months.

Late last year, we consolidated all Automotive units, and this announcement is the next step in the creation of a stronger, more competitive, more customer-focused, and more flexible business. As an independent, publicly traded company, the Automotive business will have the strategic and financial flexibility necessary to capture value against best-in-class industry benchmarks.

In my years of involvement in the industry and with various parts of our automotive business, I have had many opportunities to experience, first-hand, the depth of talent and dedication that exists among our 65,000 employees worldwide. Because of our collective efforts and expertise, we are able to offer a broad range of leading-edge systems to today's automakers who are increasingly looking to enhance their vehicle lines with sophisticated products that represent real value. Clearly, our business, which is at the forefront of technology, is well positioned for success and growth.

I want to assure you of my commitment to Automotive and ask for your continued support and cooperation as we enter this new phase together. To meet our goals it is imperative that you remain focused on our business plan. This includes driving Six Sigma, accelerating lean manufacturing, sharing best practices and providing our customers with the outstanding service they have come to expect from us.

We will work hard to keep you updated over the coming months. I look forward to your support as we embark on this exciting new era in the history of our company.


John Plant
President and Chief Executive Officer
TRW Automotive


The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW's special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW's definitive proxy statement relating to TRW's 2002 Annual Meeting filed with the Securities and Exchange Commission on March 4, 2002 on
Schedule 14A.

This communication relates to Northrop Grumman's exchange offer commenced March 4, 2002. Shareholders of TRW are advised to read TRW's Solicitation/Recommendation Statement on Schedule 14D-9, filed March 13, 2002, as it may be amended from time to time, and TRW's PROXY STATEMENT FOR THE SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of the Schedule 14D-9, TRW's proxy statement and other documents filed by TRW with the SEC at the SEC's internet website at www.sec.gov. Each of these documents may also be obtained, free of charge, by calling investor relations at TRW at 216-291-7506.